Exhibit 10.1

Execution Version

AMENDMENT NO. 8 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 8 TO SECURITIES PURCHASE AGREEMENT (this “Amendment Agreement”), is made and entered into as of April 21, 2015, by and among ZAZA ENERGY CORPORATION, a Delaware corporation (the “Company”), and each of the holders of Securities (as defined in the Securities Purchase Agreement, as defined below).

RECITALS

1.                                      The Company and the holders of the Securities are parties to that certain Securities Purchase Agreement dated February 21, 2012, as amended by (a) a letter agreement dated as of March 1, 2012, (b) a letter agreement dated as of March 22, 2012, (c) that certain Waiver and Amendment No. 1 to Securities Purchase Agreement dated as of June 8, 2012, as amended by that certain letter agreement dated as of June 28, 2012 (the “First Amendment”), (d) that certain Waiver and Amendment No. 2 to Securities Purchase Agreement dated as of July 25, 2012, (e) that certain Waiver and Amendment No. 3 to Securities Purchase Agreement dated as of October 16, 2012 (the “Third Amendment”), (f) that certain Amendment No. 4 to Securities Purchase Agreement dated as of December 17, 2012, (g) that certain Amendment No. 5 to Securities Purchase Agreement and Amendment No. 1 to Sanchez Consent dated as of March 28, 2013, (h) that certain Amendment No. 6 to Securities Purchase Agreement dated March 12, 2014 and (i) that certain Amendment No. 7 to Securities Purchase Agreement dated February 24, 2015 (as amended, the “Existing Securities Purchase Agreement”; and as amended by this Amendment Agreement and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”).

2.                                      Pursuant to the Existing Securities Purchase Agreement, the Company issued, and the holders of Notes purchased, (a) the Company’s 8.00% Senior Secured Notes due February 21, 2017, in the aggregate principal amount of $100,000,000 (the “Notes”) and (b) the Company’s warrants to purchase 26,315,789 shares (before any adjustments that have been effected in accordance with the terms thereof) of the Company’s Common Stock (the “Warrants”).

3.                                      On April 6, 2015, certain holders of Notes delivered notice to the Company and each other holder of the Notes (each, a “Put Notice”) pursuant to paragraph 5A(2) of the Securities Purchase Agreement requiring the Company to prepay such holders’ Notes.

4.                                      In connection with the Put Notices, the Company has not designated a Prepayment Date for such Notes to be prepaid; accordingly, the Prepayment Date is May 6, 2015, the date that is 30 days after the date the initial Put Notice was received by the Company (the “Original Prepayment Date”).

5.                                      The Company desires to amend certain provisions of the Existing Securities Purchase Agreement and to extend the Original Prepayment Date from May 6, 2015 to May 29, 2015 (the “Extended Prepayment Date”).

6.                                      The holders of the Securities have agreed to make such amendments and agree to such extension, in each case subject to the terms and conditions set forth in this Amendment Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.                                          Capitalized Terms.  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Securities Purchase Agreement, unless the context otherwise requires.

Section 2.                                          Amendments to Existing Securities Purchase Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Existing Securities Purchase Agreement is hereby amended in the manner specified in Exhibit A hereto.  Such amendments are referred to herein collectively as the “Amendments”.

Section 3.                                          Amendment Fee.  The Company hereby agrees, in consideration of the agreement of the holders of the Notes to extend the Original Prepayment Date to the Extended Prepayment Date set forth in Section 6 below, to pay each of the holders an amendment fee in an amount equal to 3% of the aggregate outstanding principal amount of such holder’s Notes as of the date of this Amendment Agreement (the “Amendment Fee”).  Such Amendment Fee shall be fully earned as of the date hereof and shall be due and payable on the earlier of (a) the Extended Prepayment Date in accordance with Section 6 below and (b) the date of repayment in full of the Notes.

Section 4.                                          Effectiveness of Amendment.  The Amendments shall become effective upon satisfaction of all of the following conditions:

(a)                                 Amendment Agreement.  Execution and delivery of this Amendment Agreement by the Company and each of the holders of the Securities, and execution and delivery of the Guarantor Acknowledgement attached hereto by the Guarantors.

(b)                                 Representations and Warranties.  The representations and warranties in Section 5 shall be true and correct in all respects on the date hereof.

(c)                                  Issuance of Second Amended and Restated Warrant Certificates.  Execution and delivery of a copy of an amended and restated Warrant certificate, in the form attached hereto as Exhibit B, by the Company to each holder of a Warrant (each, a “Warrant Holder”), which is exercisable for the number of Warrant Shares set forth next to such Warrant Holder’s name on Schedule A hereto.  Upon such issuance, the Warrant certificate shall be deemed to amend and restate and supersede any Warrant certificate issued to such Warrant Holder pursuant to the Securities Purchase Agreement prior to the date hereof.  The Company shall promptly deliver an original Warrant certificate to each Warrant Holder upon receipt of the prior Warrant (or a reasonably acceptable lost warrant certificate and indemnity) from such Warrant Holder.

(d)                                 Certificate for Warrant Holders.  The Company shall have delivered to each Warrant Holder a Certificate for Warrant Holders, as required pursuant to Section 9 of the Warrant, setting forth each adjustment or readjustment in the shares of Common

Stock issuable upon the exercise of such Warrant Holder’s Warrant as of the moment in time immediately prior to the effectiveness of this Amendment Agreement.

(e)                                  Expenses.  The Company shall have paid the reasonable fees and disbursements of the special counsel of the holders of the Securities in accordance with Section 10 below.

Section 5.                                          Representations and Warranties.  To induce the holders of the Securities to enter into this Amendment Agreement and to consent to the Amendments, the Company hereby represents and warrants to each of the holders of Securities that:

(a)                                 the execution, delivery and performance of this Amendment Agreement have been duly authorized by all requisite corporate authority or other action on the part of the Company, this Amendment Agreement has been duly executed and delivered by the Company, and this Amendment Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms;

(b)                                 each of the representations and warranties set forth in the Securities Purchase Agreement and the other Transaction Documents are true and correct in all material respects as of the date hereof, except (i) to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), (ii) that the financial statements referred to in Paragraph 9C shall be deemed to refer to the financial statements most recently delivered by the Company pursuant to Paragraph 6A(i) or 6A(ii), and (iii) as disclosed in the First Amendment or the Third Amendment;

(c)                                  no Default or Event of Default has occurred and is continuing as of the date hereof;

(d)                                 no events have taken place and no circumstances exist at the date hereof which would give any Credit Party a basis to assert a defense, offset or counterclaim to any claim of any holder of a Security with respect to the obligations of the Credit Parties;

(e)                                  as of the date hereof, the aggregate outstanding principal amount of the Notes is $13,900,000;

(f)                                   as of the date hereof (i) the issued and outstanding Equity Interests of the Company consist of 13,284,139 shares of Common Stock of the Company, par value $0.01 per share (“Company Common Stock”), options to acquire 316,713 shares of Common Stock held by Todd Alan Brooks (the “Brooks Options”), our 9.00% Convertible Senior Notes due 2017 (“Convertible Senior Notes”) convertible into 1,600,208 shares of Common Stock and the Warrants, (ii) all such issued and outstanding Equity Interests of the Company have been duly authorized and validly issued and have no original unpaid subscription liability (other than, with respect to the Warrants, payment of the exercise price thereunder), and (iii) the rights, preferences, privileges and restrictions of the various classes of the Equity Interests of the Company are as specified in the Securities Purchase Agreement, the Warrants and the Company’s Organizational

Documents.  Except as specified in the Securities Purchase Agreement and in the Indenture, dated as of October 22, 2012, for the Convertible Senior Notes, no Person will have any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any Equity Interests or other securities of the Company, and the Company does not have any contractual obligations to repurchase, redeem or otherwise acquire any Equity Interests.  The Warrants have been duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable federal and state securities laws, and are not subject to any pre-emptive rights or other similar rights of shareholders of the Company that are provided for in the Company’s Organizational Documents or in any agreement to which the Company is a party.  Sufficient shares of authorized but unissued Common Stock have been reserved by appropriate corporate action of the Company in connection with the prospective exercise of the Warrants.  The issuance of the Warrant Shares (x) does not require any further corporate action by the stockholders of the Company, other than as has been obtained, or the Board of Directors, (y) is not subject to the pre-emptive rights or rights of first refusal of any present or future stockholders of the Company, and (z) does not conflict with any provision of any agreement to which the Company is a party or by which it is bound.  All Warrant Shares, when issued upon exercise of the Warrants in accordance with their terms, against payment of the exercise price therefor, will be duly authorized, validly issued, fully paid and non-assessable, and will constitute approximately 18% of the total issued and outstanding Equity Interests of the Company, on a fully diluted basis (taking into account all outstanding warrants, options, convertible securities and other rights to purchase Equity Interests of the Company) as of the date hereof.  The Company has reserved 3,404,275 shares of Common Stock for the exercise of the Warrants; and

(g)                                  except as set forth in the Certificate for Warrant Holders delivered pursuant to Section 4(d), there have been no Stock Events, Distributions, dividends, reorganizations, consolidations, mergers, issuances of securities, dilutive events or other events of any kind whatsoever, which would trigger an adjustment, pursuant to the terms of the Warrant or Securities Purchase Agreement, to the Exercise Price or number of shares of Common Stock issuable upon exercise of the Warrant.

Section 6.                                          Additional Put Notices; Extension of Prepayment Date.  By its signature below, each holder of Notes that has not delivered a Put Notice to the Company and each other holder of Notes hereby notifies the Company and each other holder of Notes that it is requiring its Notes also to be prepaid in accordance with the terms specified in paragraph 5A(2) of the Securities Purchase Agreement on the Original Prepayment Date.  The Company and each of the undersigned holders of Notes hereby acknowledges and agrees that the Put Notices and the notice contained in the preceding sentence are effective, notwithstanding anything contained in paragraph 5A(2) of the Securities Purchase Agreement to the contrary, and that the Company is required to prepay on the Original Prepayment Date all of the Notes at a price equal to 100% of the outstanding principal amount of the Notes, together with accrued and unpaid interest on the Notes to, but not including, the date of such prepayment (collectively, the “Prepayment Amount”).  Notwithstanding the foregoing, at the request of the Company, each of the undersigned holders of the Notes agrees that the Original Prepayment Date shall be extended to the Extended Prepayment Date, and that the Prepayment Amount, together with the Amendment Fee and all reasonable costs and expenses of the holders of the Securities and the Collateral Agent then owing (including the reasonable fees and expenses of the special counsel of the holders of the Securities and the Collateral Agent), shall be payable in full on the earlier of (a) the Extended Prepayment Date and (b) the date of repayment in full of the Notes.  The Company hereby acknowledges and agrees that the failure to make any of the foregoing payments on the Extended Prepayment Date shall result in an immediate Event of Default under paragraph 8A(i) of the Securities Purchase Agreement.

Section 7.                                          Transaction Document.  This Amendment Agreement shall be deemed to constitute a Transaction Document for all purposes under the Securities Purchase Agreement.

Section 8.                                          Effect of Amendment Agreement.  Except as set forth expressly herein, all terms of the Securities Purchase Agreement shall be and remain in full force and effect. The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of the holders of Notes under the Securities Purchase Agreement, nor constitute a waiver of any provision of the Securities Purchase Agreement, except as expressly provided herein. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Securities Purchase Agreement without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

Section 9.                                          Release.

(a)                                 In consideration of the agreements of the holders of Securities contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each holder of Securities, and its successors and assigns, and its present and former shareholders, partners, members, managers, consultants, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, and all persons acting by, through, under or in concert with any of them (each holder of Securities and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, which any Credit Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Securities

Purchase Agreement, or any of the other Transaction Documents or transactions thereunder or related thereto.

(b)                                 Each Credit Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)                                  Each Credit Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)                                 In entering into this Amendment Agreement, each Credit Party has consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 9 shall survive the termination of this Amendment Agreement and the other Transaction Documents and the payment in full of the Notes.

(e)                                  Each Credit Party acknowledges and agrees that the release set forth above may not be changed, amended, waived, discharged or terminated orally.

Section 10.                                   Fees and Expenses; Indemnification.  Whether or not the Amendments becomes effective, the Company agrees to pay on demand all reasonable costs and expenses of the holders of the Securities (including the reasonable fees and expenses of the special counsel of the holders of the Securities) in connection with the preparation, negotiation, execution and delivery of this Amendment Agreement as provided in Paragraph 13B(1) of the Securities Purchase Agreement. Nothing in this Section 10 shall limit the Company’s obligations pursuant to Paragraphs 13B(1) and 13B(2) of the Securities Purchase Agreement.

Section 11.                                   Governing Law.  THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAWS OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 12.                                   Severability.  Whenever possible, each provision of this Amendment Agreement and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment Agreement or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment Agreement or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 13.                                   Counterparts.  This Amendment Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment Agreement by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

Section 14.                                   Binding Nature.  This Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 15.                                   Entire Understanding.  The Existing Securities Purchase Agreement, together with this Amendment Agreement, set forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

Section 16.                                   Headings.  The headings of the sections of this Amendment Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Amendment Agreement.

Section 17.                                   Time is of the Essence.  Time is of the essence of this Amendment Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date and year first above written.

ZAZA ENERGY CORPORATION

By:	/s/_Todd A. Brooks
	Name:	Todd A. Brooks
	Title:	President and Chief Executive Officer

[AMENDMENT NO. 8 TO SECURITIES PURCHASE AGREEMENT]

MSDC ZEC INVESTMENTS, LLC

By:	/s/ Marcello Liguori
Name:	Marcello Liguori
Title:	Vice President

[AMENDMENT NO. 8 TO SECURITIES PURCHASE AGREEMENT]

SENATOR SIDECAR MASTER FUND LP

By:	Senator Investment Group LP, its investment manager

By:	/s/ Evan Gartenlaub
Name:	Evan Gartenlaub
Title:	General Counsel and Chief Compliance Officer

[AMENDMENT NO. 8 TO SECURITIES PURCHASE AGREEMENT]

O-CAP OFFSHORE MASTER FUND, L.P.

By:	/s/ Jared Sturdivant
Name:	Jared Sturdivant
Title:	Manager

O-CAP PARTNERS, L.P.

By:	/s/ Jared Sturdivant
Name:	Jared Sturdivant
Title:	Manager

[AMENDMENT NO. 8 TO SECURITIES PURCHASE AGREEMENT]

CAPITAL VENTURES INTERNATIONAL

By:	/s/ Martin Kobinger
Name:	Martin Kobinger
Title:	Investment Manager

[AMENDMENT NO. 8 TO SECURITIES PURCHASE AGREEMENT]

TALARA MASTER FUND, LTD.

By:	/s/ Sharon O’Shea
Name:	Sharon O’Shea
Title:	CFO

[AMENDMENT NO. 8 TO SECURITIES PURCHASE AGREEMENT]

BLACKWELL PARTNERS, LLC

By:	/s/ Jannie Hall
Name:	Jannie Hall
Title:	Asst. Treasurer, DUMAC, Inc.

By:	/s/ David R. Shumate
Name:	David R. Shumate
Title:	Executive Vice President, DUMAC, Inc.
Authorized Agent

[AMENDMENT NO. 8 TO SECURITIES PURCHASE AGREEMENT]

PERMAL TALARA LTD.

By:	/s/ Saintco Ltd.
Name: Saintco Ltd.
Title: Director

[AMENDMENT NO. 8 TO SECURITIES PURCHASE AGREEMENT]

WINMILL INVESTMENTS LLC

By:	/s/ David J. Millstone
Name: David J. Millstone
Title: Principal

[AMENDMENT NO. 8 TO SECURITIES PURCHASE AGREEMENT]

GUARANTOR ACKNOWLEDGEMENT

Each of the undersigned hereby acknowledges and agrees to the terms of the Amendment No. 8 to Securities Purchase Agreement, dated as of April 21, 2015 (the “Amendment Agreement”), including, without limitation, Section 9 of the Amendment Agreement, amending that certain Securities Purchase Agreement, dated February 21, 2012, as amended (as amended, the “Securities Purchase Agreement”), among ZaZa Energy Corporation, a Delaware corporation, and the holders of Securities party thereto. Each of the undersigned hereby confirms that the Guaranty Agreement to which the undersigned are a party remains in full force and effect after giving effect to the Amendment Agreement and continues to be the valid and binding obligation of each of the undersigned, enforceable against each of the undersigned in accordance with its terms.

Capitalized terms used herein but not defined are used as defined in the Securities Purchase Agreement.

Dated as of April 21, 2015.

ZAZA HOLDINGS, INC.,
a Delaware corporation

By:	/s/_Todd A. Brooks
Name: Todd A. Brooks
Title: President and Chief Executive Officer

ZAZA ENERGY, LLC,
a Texas limited liability company

By:	/s/_Todd A. Brooks
Name: Todd A. Brooks
Title: President and Chief Executive Officer

TOREADOR RESOURCES CORPORATION,
a Delaware corporation

By:	/s/_Todd A. Brooks
Name: Todd A. Brooks
Title: President and Chief Executive Officer

[AMENDMENT NO. 8 TO SECURITIES PURCHASE AGREEMENT]

ZAZA ENERGY DEVELOPMENT, LLC,
a Texas limited liability company

By:	/s/_Todd A. Brooks
Name: Todd A. Brooks
Title: President and Chief Executive Officer

ZAZA PETROLEUM MANAGEMENT, LLC, a Texas limited liability company

By:	/s/_Todd A. Brooks
Name: Todd A. Brooks
Title: President and Chief Executive Officer

[AMENDMENT NO. 8 TO SECURITIES PURCHASE AGREEMENT]

Exhibit A

(a)                                 Paragraph 2B - Authorization of Warrants.  Paragraph 2B of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

“2B.                       Authorization of Warrants.  In connection with the issuance and sale of the Notes, the Company has authorized the issuance of its Common Stock Purchase Warrants representing the right to purchase initially an aggregate of 26,315,789 shares of Common Stock of the Company (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Warrants”), such Warrants to be substantially in the form of Exhibit B and to be allocated among the Purchasers as specified in the Purchaser Schedule.”

(b)                                 Paragraph 7B(1) - Liens.  Paragraph 7B(1) of the Existing Securities Purchase Agreement is hereby amended by amending and restating clause (iii) contained therein in its entirety as follows:

“(iii)                                     reserved;”

(c)                                  Paragraph 7B(1) - Liens.  Paragraph 7B(1) of the Existing Securities Purchase Agreement is hereby further amended by amending and restating clause (xviii) contained therein in its entirety as follows:

“(xviii)                       reserved;”

(d)                                 Paragraph 7B(1) - Liens.  Paragraph 7B(1) of the Existing Securities Purchase Agreement is hereby further amended by amending and restating clause (xix) contained therein in its entirety as follows:

“(xix)                             reserved;”

(e)                                  Paragraph 7B(2) - Debt.  Paragraph 7B(2) of the Existing Securities Purchase Agreement is hereby amended by amending and restating clause (v) contained therein in its entirety as follows:

“(v)                                       reserved;”

(f)                                   Paragraph 7B(2) - Debt.  Paragraph 7B(2) of the Existing Securities Purchase Agreement is hereby further amended by amending and restating clause (ix) contained therein in its entirety as follows:

“(ix)                                    reserved;”

(g)                                  Paragraph 7B(2) - Debt.  Paragraph 7B(2) of the Existing Securities Purchase Agreement is hereby further amended by amending and restating clause (xi) contained therein in its entirety as follows:

“(xi)                                    reserved;”

(h)                                 Paragraph 7B(11) - Sale and Lease-Back.  Paragraph 7B(11) of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

“7B(11)                Sale and Lease-Back.  Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any other Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any other Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any other Subsidiary.”

(i)                                     Paragraph 12B - Other Terms.  Paragraph 12B of the Existing Securities Purchase Agreement is hereby amended by amending and restating the following definitions as follows:

“‘Ratable Portion’ shall mean, in respect of any holder of any Note and any Asset Disposition Offer, an amount equal to the product of:

(i)                                     the Excess Proceeds that are the subject of such Asset Disposition Offer, multiplied by

(ii)                                  a fraction, the numerator of which is the outstanding principal amount of such Note and the denominator of which is the outstanding principal amount of the Notes.

‘Total Debt’ shall mean, as of any date of determination, (i) all Debt of the Company and its Subsidiaries outstanding on such date, determined on a Consolidated basis in accordance with GAAP, including, without duplication, all Production Payments and Reserve Sales and all French Intercompany Loans, minus (ii) the Swap Termination Value in respect of all outstanding Permitted Commodity Hedges and Permitted Other Hedges determined as of such date.”

(j)                                    Paragraph 12B - Other Terms.  Paragraph 12B of the Existing Securities Purchase Agreement is hereby further amended by deleting the definition for “Reserve Facility” in its entirety.

Exhibit B

Form of Warrant

See Exhibit 4.1 to this Current Report on Form 8-K